SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Capital One Funds—SEC File Nos. 33-21321, 811-05536

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CAPITAL ONE FUNDS

Capital One Louisiana Municipal Income Fund

3435 Stelzer Road

Suite 1000

Columbus, OH 43219

July 28, 2008

Dear Shareholder:

Enclosed you will find a proxy statement and proxy card for a special meeting of shareholders of the Capital One Louisiana Municipal Income Fund (the “Fund”). This is a very important meeting, which has been called to vote on a proposal to liquidate your Fund.

The Fund’s Board of Trustees (the “Board”), after thorough discussion and consideration, has decided to recommend the liquidation of the Fund. Capital One Asset Management, the Fund’s investment adviser, has decided to exit the proprietary mutual fund advisory business. The Board’s reasons for recommending this course are described more fully in the enclosed proxy statement, which you should consider carefully.

If the shareholders approve the recommendation to liquidate the Fund, the Fund will return to you the proceeds of the liquidation. The tax consequences of the liquidation are described in the proxy statement.

Whether or not you intend to attend the Meeting, your vote is needed. If you do not plan to be present at the Meeting, you can vote by completing, signing and returning the enclosed proxy card or by visiting the web site address or calling the toll-free number indicated on the proxy card. We urge you to review the enclosed materials for all the details for the proposal described above. It is very important that you vote.

We have designed the following questions and answers regarding the approval of the proposed Plan of Liquidation to provide information to help you to cast your vote. These questions and answers serve as a supplement to, not a substitute for, the proxy statement, which we urge you to review carefully.

The Board regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us.

Sincerely,

Richard Chauvin

President of the Fund

CAPITAL ONE FUNDS

Capital One Louisiana Municipal Income Fund

QUESTIONS AND ANSWERS

While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of the proposal and the shareholder meeting. The Q&A is qualified in its entirety by reference to the more complete information contained elsewhere in the Proxy Statement.

Q:	WHY IS A SPECIAL MEETING OF THE FUND BEING HELD?

A:	A Special Meeting is being held because the Board has determined that it would be in the best interest of the Fund shareholders to liquidate the Fund since the Fund’s investment adviser has decided to exit the proprietary mutual fund advisory business.

Q:	WHAT PROPOSAL WILL BE VOTED ON?

A:	Shareholders of the Fund are being asked to approve a proposed Plan of Liquidation with regard to the Fund. If the Plan of Liquidation is approved, the Fund will be liquidated and the Fund will return the liquidation proceeds to you.

Q:	WILL MY VOTE MAKE A DIFFERENCE?

A:	Yes! Your vote is important, no matter how many shares you own.

Q:	WHO IS ASKING FOR YOUR VOTE?

A:	The enclosed proxy is solicited by the Board of Trustees of the Trust for use at the Meeting to be held on August 25, 2008, and, if the Meeting is adjourned or postponed, at any later meetings, for the purposes stated in the Notice of Special Meeting. The Notice of Special Meeting, the proxy and this Proxy Statement are being mailed on or about July 31, 2008.

Q:	WHO IS ELIGIBLE TO VOTE?

A:

Shareholders of record of the Fund at the close of business on July 23, 2008 are entitled to be present and to vote at the Meeting or any adjourned or postponed meeting. Each shareholder, with both classes voting together, is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but don’t fill in a vote, your shares will be voted “FOR” the Proposal. If any other business is properly brought before the Meeting your shares will be voted by the proxy holders in their discretion. Shareholders may revoke their proxies, including proxies given by telephone or over the Internet, at any time prior to the time they are voted by giving written notice to the Secretary of the Trust, by delivering a subsequently dated proxy, by recording later-dated voting instructions by telephone or over the Internet or by attending and voting at the Meeting.

Q:	HOW MANY SHARES OF THE FUND WERE OUTSTANDING AS OF THE RECORD DATE?

A:	At the close of business on July 23, 2008, there were 4,071,556 Class A shares and 177,111 Class B shares.

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	The Board unanimously recommends that you vote “FOR” the Proposal.

Q:	WHERE SHOULD I CALL IF I HAVE QUESTIONS?

A:	Call (800-999-0426) with any questions you may have regarding the voting of your shares.

CAPITAL ONE FUNDS

Capital One Louisiana Municipal Income Fund NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

July 28, 2008

Notice is hereby given that a special meeting of shareholders (the “Special Meeting”) of the Capital One Louisiana Municipal Income Fund (the “Fund”), a series of Capital One Funds (the “Trust”), will be held at the office of the Trust’s administrator, Citi Fund Services Ohio, Inc., 3435 Stelzer Road, Suite 1000, Columbus, OH 43219 on August 25, 2008 at 11:00 a.m. The purpose of the Special Meeting is:

(1) to consider a proposal to liquidate and terminate the Fund, as set forth in a Plan of Liquidation adopted by the Board of Trustees of the Trust (the “Board”); and

(2) to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Shareholders of record at the close of business on July 23, 2008 will be entitled to vote at the Special Meeting and any adjournments of it. Each shareholder is invited to attend the Special Meeting in person. If you cannot be present at the Special Meeting, we urge you to fill in, sign and promptly return the enclosed proxy or to record your voting instructions by telephone or over the Internet in order that the Special Meeting can be held and a maximum number of shares may be voted. As described in the Proxy Statement, the Board recently amended the Trust’s by-laws to facilitate voting by telephone or over the Internet.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE PLAN OF LIQUIDATION.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR PROXY.

THE TRUST WILL FURNISH, WITHOUT CHARGE, COPIES OF THE FUND’S ANNUAL REPORT TO SHAREHOLDERS DATED AUGUST 31, 2007 AND SEMI-ANNUAL REPORT DATED FEBRUARY 29, 2008 TO ANY SHAREHOLDER UPON REQUEST. THE FUND’S ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS MAY BE OBTAINED FROM THE TRUST BY CALLING THE TRUST AT 800-999-0426.

By Order of the Board of Trustees,

Daniel J. Igo

Secretary

July 28, 2008

Capital One Louisiana Municipal Income Fund

of

Capital One Funds

3435 Stelzer Road

Suite 1000

Columbus, OH 43219

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Capital One Funds (the “Trust”) on behalf of Capital One Louisiana Municipal Income Fund (the “Fund”), a series of the Trust, for use at a Special Meeting of Shareholders to be held at the office of the Trust’s administrator, Citi Fund Services Ohio, Inc., 3435 Stelzer Road, Suite 1000, Columbus, OH 43219 on August 25, 2008 at 11: a.m. Eastern Time, or at any adjournment thereof (the “Special Meeting”).

Shareholders may vote by attending the meeting and voting in person, by completing, signing and returning the attached proxy card, or by calling the toll-free number or visiting the web site address indicated on the proxy card. Shares represented by your duly executed proxy will be voted in accordance with your instructions at the Special Meeting or at any adjournment thereof. A shareholder has the power to revoke a proxy at any time before it is exercised by giving written notice of such revocation to the Secretary of the Trust, by delivering a subsequently dated proxy, by recording later-dated voting instructions by telephone or over the Internet, or by attending and voting at the Special Meeting. Signing and mailing the proxy card or recording voting instructions by telephone or over the Internet will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

On July 16, 2008, the Board amended the Trust’s by-laws to facilitate shareholder voting by telephone or over the Internet. The by-law amendment provides that placing a shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained in accordance with procedures that are reasonably designed to verify that the instructions are authorized by the shareholder constitutes execution of the proxy by or on behalf of the shareholder or his, her or its duly authorized attorney. The Trust’s procedures for voting proxies by telephone are designed to authenticate shareholders’ identities and to allow shareholders to authorize voting their shares in accordance with their instructions and to confirm that their instructions have been properly recorded.

The Board intends to bring before the Special Meeting the matters set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with your instructions.

If no choice is specified, the shares will be voted in favor of (i) the proposal to approve the Plan of Liquidation which will result in the liquidation of the Fund and in the return of the proceeds to the shareholders of the Fund; and (ii) in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment thereof.

Proxy solicitations will be made primarily by mail, but solicitations may also be made by personal interview conducted by officers or employees of the Fund, Capital One Asset Management, the Fund’s investment adviser (“COAM” or the “Adviser”) or a proxy solicitor. The Adviser will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders. It is expected that this Proxy Statement and form of proxy will be mailed to shareholders on or about July 31, 2008.

PROPOSAL FOR LIQUIDATION AND TERMINATION OF THE FUND

Background.

The Fund was established and commenced operation in 1988 as a separate series of the Trust with the objective of providing current income generally exempt from federal regular income tax and the income taxes imposed by the state of Louisiana. As of February 29, 2008, the Fund’s total net assets were approximately $46.19 million. For the fiscal year ended August 31, 2007, absent the waiver of fees or assumption of expenses by the Adviser, the Fund’s expenses would have been approximately 1.10% and 1.85% of the average daily net assets of Class A shares and Class B shares, respectively, compared to .77% and 1.62% after the voluntary fee waivers and the assumption of expenses for the Class A shares and Class B shares, respectively.

During 2007, the Adviser informed the Board of its desire to exit the mutual fund advisory business. To this end, the Adviser entered into discussions with various entities engaged in such business with a view to consummating such a transaction while simultaneously arranging for the reorganization of the various portfolios into other mutual funds. Ultimately, the Adviser entered into a definitive agreement with Fidelity Management & Research Corporation (“FMR”), the investment adviser to the Fidelity Family of Funds, providing for the sale of its mutual fund advisory business and the tax-free reorganization of the other portfolios of the Trust into portfolios managed by FMR having similar investment objectives and policies. In the case of the Fund, however, the Adviser concluded that FMR did not offer a mutual fund portfolio substantially equivalent to the Fund and was further advised by legal counsel that the reorganization of the Fund into another portfolio managed by FMR investing in a national (as opposed to a Louisiana-based) portfolio would not likely qualify as a tax-free reorganization for either the Fund or its shareholders.

As a result of such developments, the Adviser explored the possibility of arranging a tax-free reorganization of the Fund with another mutual fund investing substantially all of its assets in municipal securities exempt from the federal regular and Louisiana state income taxes. Following an analysis of potential complementary portfolios and discussions with one plausible candidate, the Adviser concluded that it was unlikely that a transaction could be structured and completed on a timely basis that would be beneficial to Fund shareholders. As a result, the Adviser recommended to the Trustees that the Trustees approve a proposal to liquidate the Fund. On June 19, 2008, the Board approved the proposal to liquidate (the “Liquidation”).

In determining whether to approve the Fund’s Liquidation and to recommend approval of the Plan of Liquidation to the shareholders of the Fund, the Trustees made inquiries into matters deemed relevant and considered, among other things, the following:

•	The Adviser’s decision to exit the mutual fund business;

•	The Adviser’s attempts to locate a similar portfolio to merge the Fund into;

•	The impact to of the proposed liquidation on shareholders, including tax consequences and the costs associated with liquidating the Fund’s securities;

•	The payment of the proxy costs by the Adviser; and

•	The recommendation of the Adviser.

The Board concluded that it would be in the interest of the shareholders of the Fund to liquidate the Fund promptly, in accordance with a Plan of Liquidation. (See “Material Tax Consequences” below.)

During this time, the Fund may invest substantially (and possibly exclusively) in certain taxable securities, such as treasury securities, that are not exempt from Louisiana income tax. This could prevent the Fund from achieving its investment objective, and could reduce the Fund’s return and adversely affect its performance during a bond market upswing.

Plan of Liquidation.

The Board of Trustees has approved the Plan of Liquidation (the “Plan”) summarized in this section and set forth as Exhibit A to this proxy statement.

1.

Effective Date of the Plan. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Fund, as defined below. The date of such adoption and approval by shareholders is hereinafter called the “Effective Date.” Following this approval, the Fund (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Fund’s assets to cash; and (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund.

2.	Liquidating Distribution. Approximately six weeks after the shareholders approve the Plan, the Trust on behalf of the Fund will mail the following to each shareholder of record on the liquidation date of the Plan: (i) a liquidating cash distribution equal to the shareholder’s proportionate interest in the net assets of the Fund, and (ii) information concerning the sources of the liquidating distribution (the “Liquidation Date”).

3.	Expenses. The Adviser will bear all expenses incurred by the Trust in carrying out the Plan, other than expenses incurred as a result of the disposition of the Fund’s securities.

4.	Continued Operation of the Fund. After the date of mailing of the liquidating distribution, the termination of the Fund will be effected. The Plan provides that the Trustees shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Fund and to effect the complete liquidation and termination of the existence of the Fund and the purposes to be accomplished by the Plan.

If the shareholders do not approve the Plan, the Board will meet to consider what, if any, steps to take in the interest of shareholders, which may include another liquidation proposal. Shareholders are free to redeem their shares prior to the liquidation.

Required Vote.

In accordance with the Declaration of Trust and By-Laws of the Trust, approval of the proposal requires the affirmative vote of the holders of “a majority of the outstanding shares of the Fund” at a meeting at which a quorum is present. Under the Investment Company Act of 1940, as amended, this term means the lesser of (i) 67% or more of the Fund shares as of the record date represented at a meeting at which more than 50% of such shares are present in person or represented by proxy, or (ii) more than 50% of the Fund shares as of the record date. The presence in person or by proxy of the holders of a majority of all the shares entitled to be cast at the meeting will constitute a quorum. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. Abstentions will have the effect of a “no” vote for purposes of obtaining the requisite approval of the proposal. Broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present at the Special Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Special Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a plurality of those shares that are represented at the Special Meeting in person or by proxy and are entitled to vote at the Special Meeting. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the proposal, and will vote against any adjournment those proxies required to be voted against the proposal.

Proxy Solicitation and Expenses of Liquidation.

The Adviser or an affiliate will pay all of the expenses associated with this liquidation, including the costs of preparation and filing of SEC documents, preparation and mailing of proxies, and associated legal fees and accounting fees. In addition to the mail, proxies may also be solicited by telephone by officers of the Fund and by employees of the Adviser or its affiliates, or other representatives of the Fund. Therefore, expenses of the Special Meeting will include costs of (i) preparing, assembling and mailing material in connection with the solicitation, and (ii) soliciting proxies by officers or employees, personally or by telephone. The Fund has also retained Broadridge Financial Solutions, Inc., a proxy solicitation firm, to assist in the mailing and vote tabulation and, if necessary, solicitation of proxies for the Special Meeting, for a fee of approximately $7,000.00, together with reimbursement of such firm’s reasonable expenses, all of which will be borne by the Adviser, other than expenses associated with the disposition of securities.

Liquidation Value.

If the Plan is adopted by the Fund’s shareholders at the Special Meeting, the investment adviser will sell all of the Fund’s portfolio securities and pay the Fund’s known liabilities and obligations after which each Fund shareholder will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund’s current prospectus (the “Liquidation

Distribution”). Shareholders may also receive previously declared and unpaid dividends and distributions, together with the Liquidation Distribution, with respect to their shares of the Fund.

The Fund will pay the Liquidation Distribution and any capital gain or dividend distribution on the Liquidation Date (as defined above). The amount of these distributions actually paid will vary depending on a number of factors, such as changes in value of the Fund’s holdings and net redemptions of Fund shares.

Material Federal Tax Consequences.

The following is a general discussion of certain material U.S. federal income tax considerations for taxable U.S. shareholders with respect to the liquidation and dissolution of the Fund. This discussion is based on current U.S. federal income tax laws in effect on the date of this Proxy Statement. Future legislative or administrative changes or court decisions might significantly alter these tax consequences, and any such changes or decisions might be retroactive. The Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to this liquidation and dissolution. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any shareholder upon receipt of a Liquidation Distribution will be as set forth below.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. shareholders in light of their particular circumstances or to U.S. shareholders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, tax-exempt entities, broker-dealers, pension plans or persons that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local tax considerations. Nor does this discussion address any tax considerations for foreign shareholders or tax-exempt shareholders. Implementing the Plan may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on their particular tax situations independent of the Plan.

If its shareholders approve the Plan, the Fund will sell its assets and distribute the proceeds and any income to shareholders. The Fund anticipates that it will retain its qualification for treatment as a regulated investment company during the liquidation period and will make all required distributions so that it will not be taxed on the Fund’s net gain, if any, realized from the sale of its assets. The Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidating distribution made to the Fund’s shareholders in complete liquidation of the Fund.

The Fund anticipates that it shall, by the Liquidation Date, have declared and paid a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s net tax-exempt interest income through August 31, 2008, and at least a substantial part of the Fund’s net capital gain, if any (the excess of net long-term capital gain over net short-term capital loss). Distributions attributable to the Fund’s net tax-exempt income in excess of allocable expenses will generally be exempt from federal income tax, except that the portion attributable to interest on certain private activity bonds will be taxable for alternative minimum tax purposes and U.S. shareholders that are corporations will also be taxed on all exempt-interest dividends in determining certain adjustments for alternative minimum tax purposes. It is possible, however, that the Fund may fail to qualify to pay exempt-interest dividends with respect to any income earned by the Fund after August 31, 2008, due to difficulty in complying with applicable tax requirements during the course of an orderly disposition of the Fund’s portfolio of municipal securities. In that case, the Fund intends to declare no dividends for the post-August 31, 2008 period, aside from capital gain dividends, if any, so that any earnings of the Fund for that period will simply be included in the net liquidation proceeds ultimately distributed to shareholders. Distributions attributable to net capital gain generally are taxable as long-term capital gains. Distributions attributable to short-term capital gains and any net investment income other than tax-exempt interest are taxable to U.S. shareholders as ordinary income. Within 60 days after the close of the Fund’s final taxable year, the Fund will notify shareholders of the amounts of any such exempt interest dividends and capital gain dividends.

A U.S. shareholder who receives a liquidating distribution will be treated as having received the liquidating distribution in exchange for its shares of the Fund and will recognize gain or loss based on the difference between the amount received and the shareholder’s basis in the Fund shares. If a shareholder holds shares as capital assets, the gain or loss will be characterized as a capital gain or loss. If the shares have been held for more than twelve months, any such gain will be treated as long-term capital gain, taxable to individual U.S. shareholders at a maximum federal tax rate of 15%, and any such loss will be treated as long-term capital loss. Capital gain or loss on shares held for twelve months or less will be treated as short-term capital gain or loss, except that any loss realized with respect to shares of the Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the shares and will be treated as nondeductible loss to the extent of any exempt-interest dividends that were received on the shares.

A liquidating distribution to a U.S. shareholder may be subject to backup withholding, currently taxed at a 28% rate, unless the shareholder is an entity exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees), or the shareholder provides a correct taxpayer information number (“TIN”) and certifies on a properly completed IRS Form W-9 or other substitute form that the shareholder is not subject to backup withholding and is a U.S. person. Backup withholding tax is not an additional tax and is creditable against a taxpayer’s federal income tax liability.

SHAREHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Individual Retirement Accounts.

The receipt of a liquidation distribution by an individual retirement account (“IRA”) that holds shares will not be taxable to the IRA owner for federal income tax purposes if the distribution remains in the IRA. If, under the terms of the IRA, the liquidation distribution must be distributed to the IRA owner, however, the distribution will be taxable for federal income tax purposes and, if the owner has not attained age 59 1/2, generally will also be subject to an additional 10% early withdrawal tax. Nonetheless, in such a circumstance, a taxable event may be avoided: (i) by transferring that portion of the IRA (before it is distributed) directly to another IRA custodian or trustee; or (ii) by rolling over the distribution (plus an amount equal to any tax withheld by the IRA trustee or custodian at the time of the distribution) within 60 days of the date of the distribution to another IRA (or to certain other kinds of tax-deferred vehicles). An IRA may be rolled over only once in any one-year period; therefore, a rollover (as described in (ii) above) will not be an available alternative if the IRA owner rolled over an earlier distribution from the IRA at any time within the one-year period preceding the date of the distribution. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of the IRA owner. Owners of IRAs that will receive liquidation distributions, therefore, should consult with their own tax advisers concerning the consequences of the liquidation distribution in advance of the liquidation distribution.

Voting Securities And Principal Shareholders.

Holders of record of the shares of the Fund at the close of business on July 23, 2008 will be entitled to vote at the Special Meeting or any adjournment thereof. On that date, the Fund had outstanding 4,071,556 Class A Shares and 177,111 Class B Shares. The shareholders are entitled to one vote per share (and a proportionate fractional vote for each fractional share) on all business to come before the Special Meeting.

In addition, COAM has engaged ISS Governance Service (“ISS”) to review the proposed liquidation and to advise COAM on how to vote shares in the Fund over which it has discretionary investment authority. ISS will evaluate the transaction based upon the information contained in this Proxy Statement and based upon any other information it deems relevant. COAM will vote the discretionary shares in accordance with ISS’s recommendation. As of June 30, 2008 COAM had discretionary investment authority over 54.8% of the Fund’s assets.

The officers and trustees of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Fund. As of the record date, the following shareholders were known to own of record or beneficially more than five percent of the outstanding common stock of either Class A or Class B shares of the Fund:

Class	Name and Address	Percentage of the Fund Owned (%)	Number of Shares Owned
CLASS A	HIBILA Marshall Ilsley Trust Co. PO Box 2977 Milwaukee, WI 53201-2977	41.79%	1,701,307
	Pershing LLC One Pershing Plaza Product Support, 14th Floor Jersey City, NJ 07399	37.35%	1,520,844
	HIBSPEC Marshall Ilsley Trust Co. PO Box 2977 Milwaukee, WI 53201-2977	13.25%	539,397
	HIBFUND Marshall Ilsley Trust Co. PO Box 2977 Milwaukee, WI 53201-2977	5.72%	232,849
CLASS B	Pershing LLC One Pershing Plaza Product Support, 14th Floor Jersey City, NJ 07399	100.00%	177,111

GENERAL INFORMATION

Investment Adviser, Principal Underwriter and Administrator.

Investment Adviser. The Adviser, Capital One Asset Management, L.L.C., is a subsidiary of Capital One, N.A., a national bank with its principal place of business at 313 Carondelet Street, New Orleans, Louisiana 70130.

Principal Underwriter and Administrator. Foreside Distribution Services, L.P. (“Foreside”) acts as the Trust’s principal underwriter. Foreside’s main address is 100 Summer Street, 15th floor, Boston, Massachusetts 02110. Foreside is an indirect wholly-owned subsidiary of Foreside Financial Group LLC. Citi Fund Services Ohio, Inc., 3435 Stelzer Road, Suite 1000, Columbus, OH 43219, serves as the Trust’s administrator.

Reports to Shareholders and Financial Statements.

The Trust will furnish, without charge, copies of the Fund’s Annual Report to Shareholders dated August 31, 2007 and the Semi-Annual Report dated February 29, 2008 to any shareholder upon request. The Annual Report and Semi-Annual Report should be read in conjunction with this Proxy Statement. You can obtain copies of the Annual Report or Semi-Annual Report from the Trust, without charge, by writing to the Trust at the address on the cover of this Proxy Statement or by calling 800-999-0426.

OTHER MATTERS

The Board does not intend to present any other business at the Special Meeting. If any other matter may properly come before the Special Meeting, or any adjournment thereof, the persons named in the accompanying proxy card intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters. No annual or other special meeting is currently scheduled for the Fund. Mere submission of a shareholder proposal does not guarantee the inclusion of the proposal in the proxy statement or presentation of the proposal at the meeting since inclusion and presentation are subject to compliance with certain federal regulations and Massachusetts law.

THE TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMEND APPROVAL OF THE PROPOSAL. ANY RETURNED UNMARKED PROXIES WITHOUT INSTRUCTIONS TO THE CONTRARY WILL BE VOTED IN FAVOR OF APPROVAL OF THE PROPOSAL.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid signatures
CORPORATE ACCOUNTS
(1) ABC Corp	ABC Corp.
(2) ABC Corp	John Doe, Treasurer
(3) ABC Corp
c/o John Doe, Treasurer	John Doe
(4) ABC Profit Sharing Plan	John Doe, Trustee

TRUST ACCOUNTS
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe,
Trustee u/t/d 12/28/78	Jane B. Doe

CUSTODIAL OR ESTATE ACCOUNTS
(1) John B. Smith,
Cust. f/b/o John B. Smith Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

Exhibit A

CAPITAL ONE FUNDS

Capital One Louisiana Municipal Income Fund

Plan of Liquidation

This Plan of Liquidation (“Plan”) concerns the Capital One Louisiana Municipal Income Fund (the “Fund”), a series of Capital One Funds (the “Trust”), which is a business trust organized and existing under the laws of the Commonwealth of Massachusetts. The Trust is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “Act”). The Plan is intended to accomplish the complete liquidation of the Fund in conformity with all provisions of Massachusetts law and the Trust’s Declaration of Trust.

WHEREAS, the Trust’s Board of Trustees, on behalf of the Fund, has determined that it is in the best interests of the Fund and its shareholders to liquidate the Fund; and

WHEREAS, at a meeting of the Board of Trustees on June 19, 2008, the Board of Trustees considered and adopted this Plan as the method of liquidating and terminating the Fund and directed that this Plan be submitted to shareholders of the Fund for approval;

NOW THEREFORE, the liquidation of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall become effective upon the adoption and approval of the Plan, at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Fund, as defined under the Act, at a meeting at which a quorum is present. The presence in person or by proxy of the holders of more than fifty percent of all the shares entitled to be cast at the meeting will constitute a quorum. The day of such adoption and approval by shareholders is hereinafter called the “Effective Date.”

2. Liquidation and Termination. As promptly as practicable, consistent with the provisions of the Plan, the Fund shall be liquidated and terminated in accordance with the laws of the Commonwealth of Massachusetts and the Trust’s Declaration of Trust (“Liquidation Date”).

3. Cessation of Business. After the Liquidation Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund.

4. Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Fund and their rights to receive redemption payments and subsequent distributions shall be fixed on the basis of its shareholdings at the close of business on the Liquidation Date of the Plan. On the Liquidation Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the Commonwealth of Massachusetts or otherwise, the shareholders’ interests in the Fund’s assets shall not be transferable or redeemable.

5. Liquidation of Assets. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents.

6. Payment of Debts. As soon as is practicable after the Liquidation Date, the Fund shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

7. Liquidating Distribution. Approximately six weeks after the Effective Date, except not, in any event, any earlier than the day after the date of distribution of the Fund’s final capital gain dividend for the current taxable year, the Fund shall distribute pro rata to the Fund’s Shareholders of record as of the close of business on the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all of the outstanding shares of the Fund, less an estimated amount necessary to discharge (a) any unpaid liabilities and obligations of the Fund on the Fund’s books on the date of the first distribution, and (b) liabilities as the Board of Trustees shall reasonably deem to exist against the assets of the Fund. The Board of Trustees or any authorized officer of the Trust shall be authorized to set a record date for, and to cause the Fund to make, the payment of a dividend of any undistributed gains and/or income of the Fund, whether as part of the liquidating distribution or otherwise.

Following the Liquidation Date, if the Fund receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the Liquidation Date, the aggregate amount of which is determined by the Board of Trustees of the Trust not to be de minimis after taking into account all expenses associated with effecting the disposition thereof, such cash or distribution shall be disbursed to the Shareholders of record of the Fund as of the Liquidation Date, on a pro rata basis, in such manner as the Board of Trustees or, subject to the direction of the Board of Trustees, the Trust’s officers shall deem appropriate.

8. Certain Tax Matters. The Fund shall distribute to shareholders as a dividend or dividends all remaining undistributed tax exempt income, net of deductible expenses, so as to maximize the amount of exempt interest dividends received by Fund shareholders, and those amounts shall be so designated as exempt interest dividends in accordance with Internal Revenue Code section 852(b)(5). It is possible, however, that the Fund may fail to qualify to pay exempt-interest dividends with respect to any income earned by the Fund after August 31, 2008, due to difficulty in complying with applicable tax requirements during the course of an orderly disposition of the Fund’s portfolio of municipal securities. In that case, the Fund intends to declare no dividends for the post-August 31, 2008 period, aside from capital gain dividends, if any, so that any earnings of the Fund for that period will simply be included in the net liquidation proceeds ultimately distributed to shareholders. The Fund shall take all steps necessary to maintain its qualification as a regulated investment company under subchapter M of title A, chapter 1, of the Internal Revenue Code until the liquidation of the Fund has been completed, including, but not limited to, compliance with applicable diversification tests.

9. Expenses of the Liquidating Distribution. Capital One Asset Management shall bear all expenses incurred by the Fund in carrying out this Plan, other than expenses incurred as a result of the disposition of Fund securities.

10. Power of Board of Trustees. The Board of Trustees, or subject to the Board of Trustees, the officers, shall have authority to do or authorize any or all acts as provided for in the Plan and any and all such further acts as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any trustee or any officer of the Fund shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in the Plan.

11. Amendment of Plan. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshaling of Fund assets and the complete liquidation and termination of the existence of the Fund, and the distribution of its net assets to shareholders in accordance with the laws of the Commonwealth of Massachusetts and the purposes to be accomplished by the Plan.

12. Appraisal Rights. Shareholders will not be entitled to appraisal rights in connection with the Plan.

13. Records. The Trust shall maintain all records related to this Plan as required by the Act and the rules thereunder.

CAPITAL ONE FUNDS

On behalf Capital One Louisiana Municipal Income Fund

For the Board of Trustees

By: Richard Chauvin, President

CO079 07/08

PROXY TABULATOR	THREE EASY WAYS TO VOTE
P.O. BOX 9112		To Vote by Telephone		To Vote by Internet		To Vote by Mail
FARMINGDALE, NY 11735	1)	Read the Proxy Statement and have the Proxy card at hand.	1)	Read the Proxy Statement and have the Proxy card at hand.	1) 2)	Read the Proxy Statement. Check the appropriate boxes on reverse.
	2) 3)	Call toll-free 1-888-221-0697 Follow the recorded instructions	2) 3)	Go to www.proxyweb.com Follow the on-line instructions.	3)	Sign, date and return the Proxy card in the enclosed envelope provided.
	IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

999 999 999 999 99 f

CAPITAL ONE FUNDS

Capital One Louisiana Municipal Income Fund

Special Meeting of Shareholders — August 25, 2008

This Proxy is solicited on behalf of the Board of Trustees of Capital One Funds

The undersigned hereby appoints Richard Chauvin, Daniel J. Igo and Donald Lee, and each of them separately, as Proxies, each with the power of substitution and resubstitution, and hereby authorizes the Proxies to represent and to vote, as designated below, all shares of the Capital One Louisiana Municipal Income Fund (the “Fund”) of the Capital One Funds (the “Trust”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Citi Fund Services Ohio, Inc., 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219 on August 25, 2008 at 11:00 a.m. (Eastern Time) and at any and all adjournments thereof.

Date: , 2008

Signature (s)	(Please sign in the box)

Joint owners should each sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in name by authorized person.

CO-DC-08

In their discretion, the Proxies are authorized to vote on any other business which may properly come before the Special Meeting or any adjournment thereof.

Please fill in box as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. ☒

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOREGOING ITEM 1, BUT IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR APPROVAL OF ITEM 1. THE UNDERSIGNED HEREBY ACKNOWLEDGE RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF THE SHAREHOLDERS OF THE FUND AND PROXY STATEMENT.

		FOR	AGAINST	ABSTAIN
1.	To approve the liquidation and termination of the Capital One Louisiana Municipal Income Fund as set forth in a Plan of Liquidation adopted by the Board of Trustees of the Trust.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

CO-DC-08